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Exhibit 23.1

CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

        We consent to the reference to our firm under the caption "Experts" in Amendment No. 1 to the Registration Statement (Form S-3 333-105431) and related prospectus of Rigel Pharmaceuticals, Inc. for the distribution of subscription rights and the issuance of 15,625,000 shares of its common stock upon the exercise of such subscription rights and to the incorporation by reference therein of our report dated January 24, 2003, except for Note 9 as to which the date is January 31, 2003, with respect to the financial statements of Rigel Pharmaceuticals, Inc. included in its Annual Report on Form 10-K/A, as amended, for the year ended December 31, 2002, filed with the Securities and Exchange Commission.

/s/ ERNST & YOUNG LLP
Palo Alto, California June 20, 2003

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  Exhibit 23.1
CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS